UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 7, 2016

NBCUniversal Media, LLC

(Exact Name of Registrant

as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36438	14-1682529
(Commission File Number)	(IRS Employer Identification No.)

30 Rockefeller Plaza New York, New York	10112-0015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 664-4444

(Former Name or Former Address, if Changed Since Last Report)

–

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 7, 2016, as part of our cash management process with Comcast Corporation (“Comcast”), we and Comcast amended and restated our matching revolving credit notes (“Revolving Credit Notes”) to (i) increase the amount that we can borrow from Comcast and that Comcast can borrow from us from $3 billion to $5 billion and (ii) extend the maturity date of the Revolving Credit Notes from March 15, 2023 to March 15, 2026. The Revolving Credit Notes bear interest at floating rates designed to mirror the interest rate calculation under Comcast’s revolving credit facility. The interest rate on Comcast’s credit facility consists of a base rate plus a borrowing margin that is determined based on its credit rating.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date: September 9, 2016	By:	/s/ Arthur R. Block
Arthur R. Block
Executive Vice President